As filed with the Securities and Exchange Commission on November 6, 2024

Registration No. 333-270229

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT No. 1

TO

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

SVB Financial Group

(Exact name of Registrant as specified in its charter)

Delaware	91-1962278
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2770 Sand Hill Road

Menlo Park, California 94025

(Address, including zip code, of Principal Executive Offices)

(650) 567-6900

(Company’s telephone number, including area code)

Nicholas Grossi

Interim Chief Financial Officer

SVB FINANCIAL GROUP

2770 Sand Hill Road, Menlo Park, California 94025

(650) 567-6900

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Mario Schollmeyer

Sullivan & Cromwell LLP, 125 Broad Street, New York, NY 10004

(212) 558-4000

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On March 2, 2023, SVB Financial Group (the “Company”) filed a Registration Statement on Form S-3 (the “Registration Statement”). This Post-Effective Amendment to the Registration Statement (“Post-Effective Amendment”) is being filed in order to deregister all securities that were registered under the Registration Statement and remain unsold.

On March 17, 2023, the Company filed a voluntary petition in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) for relief under the provisions of Chapter 11 of Title 11 of the United States Code. The Company expects its Chapter 11 plan of reorganization (as amended, supplemented or otherwise modified from time to time, the “Plan”) to become effective as promptly as practicable. Pursuant to the Plan, a new corporation (“New Parent”), which shall be 100% owned by holders of Allowed General Unsecured Claims that are Qualified Holders (other than Holders of GUC Cash-Out Claims) and any other recipient of New Parent Common Stock (each as defined in the Plan) pursuant to the Plan, shall in turn form another new corporation, which shall merge with and into the Company pursuant to the Plan, with the Company surviving as a wholly-owned subsidiary of New Parent.

The Company has terminated all offerings of securities pursuant to the Registration Statement and effective upon filing of this Post-Effective Amendment, the Company hereby removes from registration all of such securities of the Company registered but unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on November 6, 2024.

SVB FINANCIAL GROUP

By:	/s/ Nicholas Grossi
Nicholas Grossi
Interim Chief Financial Officer

Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the Registration Statement.